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                                                                    EXHIBIT (23)



                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Gorman-Rupp Company of our report dated February 2, 1996, included in the 1995 Annual Report to Shareholders of The Gorman-Rupp Company.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-87198) pertaining to the registration of 60,000 shares of The Gorman-Rupp Company common stock and in the related Prospectus, and in the Registration Statement (Form S-3 No. 33-86322) pertaining to the registration of 75,000 shares of The Gorman-Rupp Company common stock and in the related Prospectus, and in the Registration Statement (Form S-8 No. 33-47712) pertaining to the Employee Stock Purchase Plan of The Gorman-Rupp Company and in the related Prospectus, and in the Registration Statement (Form S-8 No. 33-44370) pertaining to the Individual Profit Sharing Retirement Plan of The Gorman-Rupp Company and in the related Prospectus of our report dated February 2, 1996, with respect to the consolidated financial statements of The Gorman-Rupp
Company incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1995.


                                       /s/ Ernst & Young LLP


Cleveland, Ohio
March 22, 1996

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